EXHIBIT 99

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

CASCADE NATURAL GAS CORPORATION

1998 STOCK INCENTIVE PLAN

Effective November 9, 1998

Amended and Restated April 17, 2006

i

9.1	Plan Does Not Restrict Corporation	11
9.2	Adjustments by the Committee	12

ARTICLE 10	AMENDMENT AND TERMINATION	12

ARTICLE 11	MISCELLANEOUS	12

11.1	Unfunded Plan	12
11.2	Payments to Trust	12
11.3	Other Corporation Benefit and Compensation Programs	12
11.4	Securities Law Restrictions	13
11.5	Governing Law	13

ARTICLE 12	SHAREHOLDER APPROVAL	13

EXHIBIT A	OPTIONS	14

13.1	Types of Options	14
13.2	General	14
13.3	Option Price	14
13.4	Option Term	14
13.5	Time of Exercise	14
13.6	Special Rules for Incentive Stock Options	15
13.7	Restricted Shares	15
13.8	Deferred Compensation Options	15
13.9	Reload Options	15

EXHIBIT B	STOCK APPRECIATION RIGHTS	16

14.1	General	16
14.2	Nature of Stock Appreciation Right	16
14.3	Exercise	16

EXHIBIT C	RESTRICTED AWARDS	17

15.1	Types of Restricted Awards	17
15.2	General	17
15.3	Restriction Period	17
15.4	Forfeiture	18
15.5	Settlement of Restricted Awards	18
15.6	Rights as a Shareholder	18

EXHIBIT D	PERFORMANCE AWARDS	19

16.1	General	19
16.2	Nature of Performance Awards	19

16.3	Performance Cycles	19
16.4	Performance Goals	19
16.5	Determination of Awards	19
16.6	Performance Goals for Executive Officers	19

EXHIBIT E	OTHER STOCK BASED AND COMBINATION AWARDS	21

17.1	Other Stock-Based Awards	21
17.2	Combination Awards	21

EXHIBIT F	DIRECTOR STOCK AWARD PLAN	22

ESTABLISHMENT AND PURPOSE		22
18.1	Establishment	22
18.2	Purpose	22
DEFINITIONS		22
19.1	Defined Terms	22
19.2	Gender and Number	23
ELIGIBILITY		24
20.1	Eligibility	24
ADMINISTRATION		24
21.1	General	24
21.2	Rules and Interpretation	24
21.3	Records	24
21.4	Expenses	24
SHARES SUBJECT TO AWARDS		24
22.1	Shares Subject to Awards	24
STOCK AWARDS		24
23.1	Grant of Stock Awards	24
23.2	Issuance of Shares	25
DEFERRAL OF RECEIPT OF SHARES		25
24.1	Deferral Election	25
24.2	Duration of Deferral Elections	25
24.3	Deferred Stock Accounts	25
24.4	Issuance of Deferred Shares	26
24.5	Death of Recipient	26
24.6	Fractional Shares	26
24.7	Rights as Shareholder	26
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION		27
25.1	Adjustments Upon Changes in Capitalization	27
DURATION, AMENDMENT AND TERMINATION		27
26.1	Duration	27
26.2	Termination and Amendment of the Director Plan	27
MISCELLANEOUS		27
27.1	Board Membership	27
27.2	Rights Nontransferable	27
27.3	Tax Reimbursement	27

27.4	Securities Laws	27
27.5	Applicable Law	28

APPENDIX A - DEFERRAL ELECTION		29

APPENDIX B - AMENDMENT OR TERMINATION OF DEFERRAL ELECTION		31

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

CASCADE NATURAL GAS CORPORATION

1998 STOCK INCENTIVE PLAN

Amended and Restated April 17, 2006

ARTICLE 1
ESTABLISHMENT AND PURPOSE

1.1                               Establishment. Cascade Natural Gas Corporation (“Corporation”) hereby establishes the Cascade Natural Gas Corporation 1998 Stock Incentive Plan (the “Plan”) effective November 9, 1998, subject to shareholder approval as provided in Article 12.

1.2                               Purpose. The purpose of the Plan is to promote and advance the interests of shareholders by enabling Corporation to attract, retain, and reward key employees and directors of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between Corporation’s shareholders and its employees and directors. The Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation and increasing shareholder value.

ARTICLE 2
DEFINITIONS

2.1                               Defined Terms. For purposes of the Plan, the following terms will have the meanings set forth below:

“Award” means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, Performance Awards, or Other Stock-Based Awards pursuant to the Plan.

“Award Agreement” means an agreement as described in Section 6.4.

“Board” means the Board of Directors of Corporation.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the Nominating and Compensation Committee of the Board.

“Common Stock” means the $1.00 par value common stock of Corporation or any security of Corporation issued in substitution, exchange, or lieu of such common stock.

“Continuing Restriction” means a Restriction contained in Sections 6.5(h), 6.8, and 11.4 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

“Corporation” means Cascade Natural Gas Corporation, a Washington corporation, or any successor corporation.

“Deferred Compensation Option” means a Nonqualified Option granted in lieu of a specified amount of other compensation pursuant to Section 13.8 in Exhibit A of the Plan.

“Disability” means the condition of being permanently “disabled” within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. However, the Committee may change the foregoing definition of “Disability” or may adopt a different definition for purposes of specific Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, will be construed to refer to successor provisions to such section or rule.

“Fair Market Value” means on any given date, the fair market value per share of the Common Stock determined as follows:

(a)                                  If the Common Stock is traded on an established securities exchange, the mean between the reported high and low sale prices of Common Stock as reported for such day by the principal exchange on which Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded;

(b)                                 If there is no market for Common Stock or if trading activities for Common Stock are not reported in the manner described above, the fair market value will be as determined by the Committee.

“Incentive Stock Option” or “ISO” means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonqualified Option” or “NQO” means any Option, including a Deferred Compensation Option, granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” means an ISO or an NQO (including a Deferred Compensation Option).

“Other Stock-Based Award” means an Award as defined in Section 17.1 in Exhibit E.

“Participant” means an employee or director of Corporation or a Subsidiary, who is granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to the provisions of Exhibit D of the Plan, the Vesting of which is contingent on performance attainment.

“Performance Cycle” means a designated performance period pursuant to the provisions of Section 16.3 in Exhibit D of the Plan.

“Performance Goal” means a designated performance objective pursuant to the provisions of Section 16.4 in Exhibit D of the Plan.

“Plan” means this Cascade Natural Gas Corporation 1998 Stock Incentive Plan, as set forth in this Plan document and as it may be amended and from time to time.

“Reporting Person” means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Award” means a Restricted Share or a Restricted Unit granted pursuant to Exhibit C of the Plan.

“Restricted Share” means an Award described in Section 15.1(a) in Exhibit C of the Plan.

“Restricted Unit” means an Award of units representing Shares described in Section 15.1(b) in Exhibit C of the Plan.

“Restriction” means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

“Retirement” means retirement from active employment with Corporation and its Subsidiaries on or after age 65, or such earlier retirement date as approved by the Committee for purposes of the Plan. However, the Committee may change the foregoing definition of “Retirement” or may adopt a different definition for purposes of specific Awards.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Exhibit B of the Plan.

“Subsidiary” means a “subsidiary corporation” of Corporation, within the meaning of Section 425 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

“Vest” or “Vested” means:

(a)                                  In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b)                                 In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c)                                  In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d)                                 In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2                               Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan will also include the opposite gender; and the definition of any term in Section 2.1 in the singular will also include the plural, and vice versa.

ARTICLE 3
ADMINISTRATION

3.1                               General. The Plan will be administered by the Committee.

3.2                               Authority of the Committee. The Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

(a)                                  Construe and interpret the Plan and any Award Agreement;

(b)                                 Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c)                                  Select the Participants who will be granted Awards;

(d)                                 Determine the number and types of Awards to be granted to each such Participant;

(e)                                  Determine the number of Shares, or Share equivalents, to be subject to each Award;

(f)                                    Determine the option price, purchase price, base price, or similar feature for any Award; and

(g)                                 Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

3.3                               Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by a majority of the members of the Committee, will be the valid acts of the Committee.

3.4                               Delegation. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Corporation the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons.

3.5                               Liability of Board and Committee Members. No member either of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

3.6                               Costs of Plan. The costs and expenses of administering the Plan will be borne by Corporation.

ARTICLE 4
DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1                               Duration of the Plan. The Plan is effective November 9, 1998, subject to approval by Corporation’s shareholders as provided in Article 12. The Plan will remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

4.2                               Shares Subject to the Plan. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan. Subject to adjustment pursuant to Article 9, the maximum number of Shares for which Awards may be granted under the Plan is 479,112, of which a maximum of

450,000 Shares may subject to Awards granted pursuant to Exhibits A through E hereof and a maximum of 29,112 Shares may subject to Awards granted pursuant to Exhibit F hereof. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be made available for future Awards under the Plan.

ARTICLE 5
ELIGIBILITY

Officers, other key employees, and directors of Corporation and its Subsidiaries (including employees who may also be directors of Corporation or a Subsidiary) who, in the Committee’s judgment, are or will be contributors to the long-term success of Corporation will be eligible to receive Awards under the Plan.”

ARTICLE 6
AWARDS

6.1                               Types of Awards. The types of Awards that may be granted under the Plan are:

(a)                                  Options governed by Exhibit A of the Plan;

(b)                                 Stock Appreciation Rights governed by Exhibit B of the Plan;

(c)                                  Restricted Awards governed by Exhibit C of the Plan;

(d)                                 Performance Awards governed by Exhibit D of the Plan;

(e)                                  Other Stock-Based Awards or combination awards governed by Exhibit E of the Plan; and

(f)                                    Stock Awards to directors under the Director Stock Award Plan (as amended from time to time) set forth in Exhibit F of the Plan; provided, however, that such Awards to directors shall not be subject to the provisions of Sections 6.2 through 6.8 of this Plan, and such Awards to directors shall be governed by the provisions of the Director Stock Award Plan set forth in Exhibit F which shall take precedence over any conflicting provisions of this Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

6.2                               General. Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a

Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

6.3                               Nonuniform Determinations. The Committee’s determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4                               Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

6.5                               Provisions Governing All Awards. All Awards will be subject to the following provisions:

(a)                                  Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically will cause an immediate equal (or pro rata) corresponding termination of the alternative Award or Awards.

(b)                                  Rights as Shareholders. No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

(c)                                  Employment Rights. Neither the adoption of the Plan, the granting of any Award, nor the entering into any Award Agreement will confer on any person the right to continued employment with Corporation or any Subsidiary, as the case may be, nor will it interfere in any way with the right of Corporation or a Subsidiary to terminate such person’s employment at any time for any reason, with or without cause.

(d)                                  Restriction on Transfer. Unless otherwise expressly provided in an individual Award Agreement, each Award (other than Restricted Shares after they Vest) will not be transferable otherwise than by will or the laws of descent and distribution and will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement that the Award:

•                                          May be fully transferred;

•                                          May be freely transferred to a class of transferees specified in the Award Agreement; or

•                                          May be transferred, but only subject to any terms and conditions specified in the Award Agreement (including, without limitation, a condition that an Award may only be transferred without payment of consideration).

Furthermore, notwithstanding the foregoing, any Award may be surrendered to Corporation pursuant to Section 6.5(h) in connection with the payment of the purchase or option price of another Award or the payment of the Participant’s federal, state, or local tax, or tax withholding obligation with respect to the exercise or payment of another Award.

(e)                                  Termination Of Employment. The terms and conditions under which an Award may be exercised, if at all, after a Participant’s termination of employment will be determined by the Committee and specified in the applicable Award Agreement.

(f)                                    Change in Control. The Committee, in its discretion, may provide in any Award Agreement that in the event of a change in control of Corporation (as the Committee may define such term in the Award Agreement), as of the date of such change in control (or as of a specified event following a change in control):

(i)                                     All, or a specified portion of, Awards requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise;

(ii)                                  All, or a specified portion of, Awards subject to Restrictions will become fully Vested; and

(iii)                               All, or a specified portion of, Awards subject to Performance Goals will be deemed to have been fully earned.

Unless the Committee specifically provides otherwise in the change in control provision for a specific Award Agreement, Awards will become exercisable, become Vested, or become earned as of a change in control date (or as of a specified event following a change in control) only if, or to the extent, such acceleration in the exercisability, Vesting, or becoming earned of the Awards does not result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code. The Committee, in its discretion, may include change in control provisions in some Award Agreements and not in others, may include different change in control provisions in different Award Agreements, and may include change in control provisions for some Awards or some Participants and not for others.

(g)                                 Conditioning or Accelerating Benefits. The Committee, in its discretion, may include in any Award Agreement a provision conditioning or accelerating the Vesting of an Award or the receipt of benefits pursuant to an Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events including, without limitation, a change in control of Corporation (subject to the foregoing paragraph (f)), a sale of all or substantially all the property and assets of Corporation, or an event of the type described in Article 9 of this Plan. Furthermore, whether or not specified in any Award Agreement (unless an Award Agreement expressly provides otherwise), the Committee may at any time, in its discretion, accelerate the Vesting of any or all Awards.

(h)                                 Payment of Purchase Price and Withholding. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option price, if any, for the Shares or other property issuable pursuant to the Award, the Participant’s federal, state, or local tax, or tax withholding, obligation with respect to such issuance, or both, in whole or in part by any one or more of the following:

(i)                                     By delivering previously owned Shares (including Restricted Shares, whether or not vested);

(ii)                                  By surrendering outstanding other Vested Awards under the Plan denominated in Shares or in Share equivalent units;

(iii)                               By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

(iv)                              By delivering to Corporation a promissory note payable on such terms and over such period as the Committee will determine; By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

(A)                              To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

(B)                                To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

(v)                                 In any combination of the foregoing or in any other form approved by the Committee.

If Restricted Shares are surrendered in full or partial payment of the purchase or option price of Shares issuable under an Award, a corresponding number of the Shares issued upon exercise of the Award will be Restricted Shares subject to the same Restrictions as the surrendered Restricted Shares. Shares withheld or surrendered as described above will be valued based on their Fair Market Value on the date of the transaction. Any Shares withheld or surrendered with respect to a Reporting Person will be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

(i)                                    Reporting Persons. With respect to all Awards granted to Reporting Persons:

(i)                                     Awards requiring exercise will not be exercisable until at least six months after the date the Award was granted, except in the case of the death or Disability of the Participant; and

(ii)                                  Shares issued pursuant to any other Award may not be sold by the Participant for at least six months after acquisition, except in the case of the death or Disability of the Participant;

provided, however, that (unless an Award Agreement provides otherwise) the limitation of this Section 6.5(i) will apply only if or to the extent required by Rule 16b-3 under the Exchange Act. Award Agreements for Awards to Reporting Persons will also comply with any future restrictions imposed by such Rule 16b-3.

(j)                                    Service Periods. At the time of granting Awards, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

(k)                                Form of Payment upon Settlement of Awards. Payment to a Participant upon settlement of an Award may be in Shares, cash (either in a lump sum or in installment payments, with or without interest, over a period specified in the Award Agreement), by issuance of a Deferred Compensation Option, or in any combination of the above, or in any other form the Committee determines.

6.6                               Tax Withholding. Corporation will have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan must make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

6.7                               Annulment of Awards. Any Award Agreement may, in the Committee’s discretion, provide that the grant of an Award payable in cash is revocable until cash is paid in settlement of the Award or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate in settlement of the Award. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is revocable will be annulled as of the date of such termination for cause. For the purpose of this Section 6.7, the term “for cause” will have the meaning set forth in the Participant’s employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other job performance or conduct which is detrimental to the best interests of Corporation, as determined by the Committee.

6.8                               Engaging in Competition With the Corporation. Any Award Agreement may, in the Committee’s discretion, provide that if a Participant terminates employment with Corporation or a Subsidiary for any reason whatsoever, and within a period of time (as specified in the Award Agreement) after the date of such termination accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that was realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant’s termination of employment with Corporation.

ARTICLE 7
DEFERRAL ELECTIONS

The Committee may permit a Participant to elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn out, or Vesting of an Award made under the Plan. If any such election is permitted, the Committee will establish rules and procedures for such payment deferrals, including, but not limited to:  (a) payment or crediting of reasonable interest or other growth or earnings factor on such deferred amounts credited in cash, (b) the payment or crediting of dividend equivalents in respect of deferrals credited in Share equivalent units, or (c) granting of Deferred Compensation Options.

ARTICLE 8
DIVIDEND EQUIVALENTS

Any Awards may, at the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

ARTICLE 9
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

9.1                               Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted under the Plan do not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation’s capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation’s capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

9.2                               Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

ARTICLE 10
AMENDMENT AND TERMINATION

The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or over the counter stock trading system.

ARTICLE 11
MISCELLANEOUS

11.1                        Unfunded Plan. The Plan is unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of or other encumbrance on any property of Corporation.

11.2                        Payments to Trust. The Committee is authorized (but not obligated) to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

11.3                        Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the

Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees for their service with Corporation and its Subsidiaries.

11.4                        Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.5                        Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Washington.

ARTICLE 12
SHAREHOLDER APPROVAL

The adoption of the Plan and the grant of Awards under the Plan are expressly subject to the approval of the Plan by the affirmative vote of at least a majority of Corporation’s shareholders present in person or represented by proxy and entitled to vote at Corporation’s 1999 annual meeting of shareholders.

(The Plan initially was approved by the shareholders of the Corporation at the 1999 annual meeting of the shareholders held on January 28, 1999. The Plan subsequently was amended by the adoption of Amendment No. 1 which was approved by the shareholders at the 2002 annual meeting of the shareholders held on January 24, 2002. Amendment No. 1 increased the number of Shares available for Awards under the Plan by 300,000, from 150,000 to 450,000. The Plan was further amended by the adoption of Amendment No. 2 to the Plan which was approved by the shareholders at the 2006 annual meeting of the shareholders held on February 17, 2006. Amendment No. 2 combined the Corporation’s 2000 Director Stock Award Plan with the Plan which, as a result, added 29,112 Shares to the Plan that had been authorized for issuance to non-executive directors of the Corporation under the Corporation’s Director Stock Award Plan. The Director Stock Award Plan now appears as Exhibit F to the Plan.)

EXHIBIT A
OPTIONS

13.1                        Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options (including Deferred Compensation Options). The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options.

13.2                        General. Options will be subject to the terms and conditions set forth in Article 6 and this Exhibit A and Award Agreements governing Options may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee will deem desirable.

13.3                        Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which may not be less than:

(a)                                  $1.00 per share in the case of a Deferred Compensation Option;

(b)                                 100 percent of the Fair Market Value of a Share on the date of grant for all other Nonqualified Options; or

(c)                                  100 percent of the Fair Market Value of a Share on the date of grant for all Incentive Stock Options.

13.4                        Option Term. The Award Agreement for each Option will specify the term of each Option, which may be unlimited or may have a specified period during which the Option may be exercised, as determined by the Committee.

13.5                        Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

(a)                                  The time or times when the Option becomes exercisable and whether the Option becomes exercisable in full or in graduated amounts based on: (i) continuation of employment over a period specified in the Award Agreement, (ii) satisfaction of performance goals or criteria specified in the Award Agreement, or (iii) a combination of continuation of employment and satisfaction of performance goals or criteria;

(b)                                 Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and

(c)                                  The extent, if any, that the Option will remain exercisable after the Participant ceases to be an employee of Corporation or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable will be accelerated or otherwise modified (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a change in control of Corporation. The Committee may, at any time in its discretion, accelerate the time when all or any portion of an outstanding Option becomes exercisable.

13.6                        Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of Corporation or a Subsidiary. ISOs may not be granted under the Plan after ten years following the date specified in Section 4.1, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

13.7                        Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may be Restricted Shares if so provided in the Award Agreement for the Option.

13.8                        Deferred Compensation Options. The Committee may, in its discretion, grant Deferred Compensation Options with an option price less than Fair Market Value to provide a means for deferral to future dates of compensation otherwise payable to a Participant. The option price will be determined by the Committee subject to Section 13.3(a) in this Exhibit A of the Plan. The number of Shares subject to a Deferred Compensation Option will be determined by the Committee, in its discretion, by dividing the amount of compensation to be deferred by the difference between the Fair Market Value of a Share on the date of grant and the option price of the Deferred Compensation Option. Amounts of compensation deferred with Deferred Compensation Options may include amounts payable under Awards granted under the Plan or under any other compensation program or arrangement of Corporation as permitted by the Committee. The Committee may grant Deferred Compensation Options only if it reasonably determines that the recipient of such an Option is not likely to be deemed to be in constructive receipt for income tax purposes of the income being deferred.

13.9                        Reload Options. The Committee, in its discretion, may provide in an Award Agreement for an Option that in the event all or a portion of the Option is exercised by the Participant using previously acquired Shares, the Participant will automatically be granted (subject to the available pool of Shares subject to grants of Awards as specified in Section 4.2 of the Plan) a replacement Option (with an option price equal to the Fair Market Value of a Share on the date of such exercise) for a number of Shares equal to (or equal to a portion specified in the original Award Agreement of) the number of shares surrendered upon exercise of the Option. Such reload Option features may be subject to such terms and conditions as the Committee determines, including without limitation, a condition that the Participant retain the Shares issued upon exercise of the Option for a specified period of time.

EXHIBIT B
STOCK APPRECIATION RIGHTS

14.1                        General. Stock Appreciation Rights will be subject to the terms and conditions set forth in Article 6 and this Exhibit B and Award Agreements governing Stock Appreciation Rights may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

14.2                        Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee so specifies in the Award Agreement, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR will have been exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the grant date of the SAR or such other higher or lower price as the Committee determines.

14.3                        Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions. In the case of SARs granted to Reporting Persons, exercise of the SAR will be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

EXHIBIT C
RESTRICTED AWARDS

15.1                        Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

(a)                                  Nature of Restricted Shares. A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Corporation upon termination of Participant’s employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, and will be required to execute a stock power in blank with respect to the Shares evidenced by such certificate. The certificate evidencing such Restricted Shares and the stock power will be held in custody by Corporation until the Restrictions on those Shares have lapsed.

(b)                                  Nature of Restricted Units. A Restricted Unit is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant’s employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units.

15.2                        General. Restricted Awards will be subject to the terms and conditions of Article 6 and this Exhibit C and Award Agreements governing Restricted Awards may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

15.3                        Restriction Period. Award Agreements for Restricted Awards will provide that Restricted Awards, and the Shares subject to Restricted Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Awards, the Participant must remain in the employment of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee designates in the Award Agreement (the “Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant will be entitled to settlement of the Restricted Award or portion thereof, as the case may be. Although Restricted Awards will usually Vest based on continued employment and Performance Awards under Exhibit D will usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Awards on attainment of Performance Goals as well as continued employment. In such case, the Restriction Period for such a Restricted Award will include the period prior to satisfaction of the Performance Goals.

15.4                        Forfeiture. If a Participant ceases to be an employee of Corporation or a Subsidiary during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement) the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to Corporation.

15.5                        Settlement of Restricted Awards.

(a)                                  Restricted Shares. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant’s stock power will be returned and the Shares will no longer be Restricted Shares. The Committee may also, in its discretion, permit a Participant to receive, in lieu of unrestricted Shares at the conclusion of the Restriction Period, payment in any form described in Section 6.5(k).

(b)                                  Restricted Units. Upon Vesting of a Restricted Unit Award, a Participant will be entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the Applicable Restriction Period. Payment in settlement of a Restricted Unit in any form described in Section 6.5(k) will be made as soon as practicable following the conclusion of the applicable Restriction Period.

15.6                        Rights as a Shareholder. A Participant will have, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a shareholder of Corporation, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions.

EXHIBIT D
PERFORMANCE AWARDS

16.1                        General. Performance Awards will be subject to the terms and conditions set forth in Article 6 and this Exhibit D and Award Agreements governing Performance Awards may contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

16.2                        Nature of Performance Awards. A Performance Award is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit all or a portion of such Performance Award in the event specified performance criteria are not met within a designated period of time.

16.3                        Performance Cycles. For each Performance Award, the Committee will designate a performance period (the “Performance Cycle”) with a duration to be determined by the Committee in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

16.4                        Performance Goals. The Committee will establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on (i) performance criteria for Corporation, a Subsidiary, or an operating group, (ii) a Participant’s individual performance, or (iii) a combination of both. Performance Goals may include objective and subjective criteria.

16.5                        Determination of Awards. As soon as practicable after the end of a Performance Cycle, the Committee will determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals. Settlement of earned Performance Awards will be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under Section 16.5 in this Exhibit D, in any form described in Section 6.5(k).

16.6                        Performance Goals for Executive Officers. The performance goals for Performance Awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, or other measures.

Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures.

Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

EXHIBIT E
OTHER STOCK BASED AND COMBINATION AWARDS

17.1                        Other Stock-Based Awards. The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Other Stock-Based Awards are not restricted to any specified form or structure and may include, without limitation, Share purchase warrants, other rights to acquire Shares, and securities convertible into or redeemable for Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

17.2                        Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this Section will reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant’s consent.

EXHIBIT F

DIRECTOR STOCK AWARD PLAN

ESTABLISHMENT AND PURPOSE

18.1                        Establishment. Effective April 24, 2000 (the “Effective Date”), Cascade Natural Gas Corporation (“Cascade”) hereby establishes the Cascade Natural Gas Corporation 2000 Director Stock Award Plan (the “Director Plan”). Effective February 16, 2006, the Director Plan was combined with the 1998 Stock Incentive Plan.

18.2                        Purpose. The purpose of the Director Plan is to promote and advance the interests of shareholders by enabling Corporation to attract, retain, and reward key employees and directors of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between Corporation’s shareholders and its employees and directors. The Director Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation and increasing shareholder value.

DEFINITIONS

19.1                        Defined Terms. When used in the Director Plan, the following terms shall have the meaning specified below.

“Award” or “Stock Award” shall mean an award of Shares to a Director pursuant to the Director Plan.

“Board” shall mean the Board of Directors of Cascade.

“Cascade” shall mean Cascade Natural Gas Corporation, a Washington corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time. Where the context so requires, any reference to a particular Code section shall be construed to refer to the successor provision to such Code section.

“Deferral Election” shall mean a written election by a Recipient pursuant to Article 7 to defer distribution of Stock Awards granted to the Recipient during the period covered by the Deferral Election.

“Deferred Stock Account” shall mean an unfunded bookkeeping account maintained by Cascade pursuant to Section 7.3 to account for Stock Awards that are subject to a Recipient’s Deferral Election.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to the successor provisions to such section or rules.

“Fair Market Value.”  For all purposes of the Director Plan, the “Fair Market Value” of Shares on a particular day shall be determined without regard to any restrictions (other than a restriction which, by its terms, will never lapse) and shall mean:

(a)                                  The per-share closing sale price of Shares as reported on the New York Stock Exchange Composite Tape or similar facility for such day;

(b)                                 If Shares are not listed on the New York Stock Exchange, the per-share closing sale price of Shares as reported for such day on the principal stock exchange in the United States on which the Shares are listed (as determined by the Committee); or

(c)                                  If neither clause (a) nor clause (b) is applicable, the value per share determined by the Committee in a manner consistent with Treasury Regulations under Section 2031 of the Code.

If no sale of Shares is reported for such day, but there were sales reported within a reasonable period before and after such day, the weighted average of the means between the highest and lowest selling prices on the nearest date before and the nearest date after such day shall be used, with the average to be weighted inversely by the respective number of trading days between the selling dates and such day.

“Grant Date” shall mean April 24 of each year in which an Award is granted.

“Director” shall mean a member of the Board who is not an employee of Cascade or any Subsidiary.

“Director Plan” shall mean this Cascade Natural Gas Corporation 2000 Director Stock Award Plan.

“Plan Year” shall mean a calendar year.

“Shares” shall mean the $1.00 par value common stock of Cascade.

“Stock Unit” shall mean a bookkeeping unit representing one Share credited to a Deferred Stock Account.

“Subsidiary” shall mean a “subsidiary corporation” of Cascade as defined in Section 425(f) of the Code.

19.2                        Gender and Number. Except when otherwise indicated by the context, any masculine or feminine terminology when used in the Director Plan shall also include the opposite gender; and the definition of any term herein in the singular shall also include the plural, and vice versa.

ELIGIBILITY

20.1                        Eligibility. The persons eligible to receive Awards under the Director Plan are the Directors of Cascade who are not regular employees of Cascade or a subsidiary.

ADMINISTRATION

21.1                        General. The Director Plan shall be administered by the Board, which shall have full power and authority, subject to the provisions of the Director Plan, to supervise administration of the Director Plan and interpret the provisions of the Director Plan and any Awards granted hereunder. Any decision by the Board shall be final and binding on all parties. No member of the Board shall be liable for any determination, decision, or action made in good faith with respect to the Director Plan or any Awards under the Director Plan. The Board may delegate any of such responsibilities to one or more agents and may retain advisers to advise it. No Recipient shall participate in the decision of any question relating exclusively to an Award granted to that Recipient.

21.2                        Rules and Interpretation. The Board shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Director Plan and to interpret and administer the provisions of the Director Plan in a uniform manner. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, or application of the Director Plan shall be final, conclusive, and binding on all parties.

21.3                        Records. The Board shall have overall responsibility for keeping records and providing necessary communications to Recipients. The records of the Board with respect to the Director Plan shall be conclusive and binding on all Recipients and all persons or entities claiming through or under them.

21.4                        Expenses. The cost of settling Awards pursuant to this Director Plan and the expenses of administering the Director Plan shall be borne by Cascade.

SHARES SUBJECT TO AWARDS

22.1                        Shares Subject to Awards. The stock subject to Awards to be granted under this Director Plan shall be Shares, which may either be authorized and unissued Shares or reacquired Shares.

STOCK AWARDS

23.1                        Grant of Stock Awards. As of each April 24 in 2000 and subsequent years, Cascade automatically shall grant to each person who served as a Director during the period since the preceding April 24 a Stock Award. The Stock Award to be granted in the years 2000–2005 shall be 500 Shares. The Stock Award to be granted in 2006 and subsequent years shall be 1,000 Shares. The number of Shares granted each year shall be subject to any adjustment required or permitted pursuant to Article 8. Each such grant shall occur automatically during the term of this Director Plan without further action of the Board.

23.2                        Issuance of Shares. As soon as practicable after each Grant Date, a Share certificate shall be issued to each Recipient who has received a Stock Award on such Grant Date and who has not elected to defer receipt of such Shares as provided in Article 7.

DEFERRAL OF RECEIPT OF SHARES

24.1                        Deferral Election. Each Recipient may elect to defer receipt of Shares pursuant to a Stock Award by filing with the Secretary of Cascade a Deferral Election substantially in the form of APPENDIX A hereto which shall set forth the Director’s election to defer the issuance of Shares represented by Stock Awards granted during the periods specified in the Deferral Election. Each Deferral Election shall specify the Director Plan Year or Plan Years to be covered by the Deferral Election. Each Deferral Election must be made by December 31 of the year preceding the Plan Year covered by the Deferral Election except that the Deferral Election for the first Plan Year must be made within 30 days after approval of the Plan by the Board.

24.2                        Duration of Deferral Elections. Each Deferral Election shall be effective for all grants of Stock Awards on Grant Dates in the Plan Years specified in the Deferral Election. A Deferral Election may be revoked or amended by written notice filed with the Secretary of Cascade in substantially the form of APPENDIX B hereto. Any such revocation shall be effective for all grants of Stock Awards on Grant Dates in Plan Years beginning after the date of such revocation. Following any such revocation, a Director may subsequently make a new Deferral Election in accordance with the provisions of this Article 7. Any such new election shall be effective for all Stock Awards on Grant Dates in Plan Years specified in the new Deferral Election beginning after the date of such new election.

24.3                        Deferred Stock Accounts. For each Recipient for whom one or more Stock Awards are deferred pursuant to this Article 7, Cascade shall maintain an unfunded Deferred Stock Account as follows:

24.3.1              Each Deferred Stock Account shall be credited with a number of Stock Units equal to the number of Shares that are from time to time deferred.

24.3.2              Whenever cash dividends are declared on Shares, a dividend equivalent shall be computed with respect to each Deferred Stock Account. The amount of the dividend equivalent shall be the product of (a) the number of Stock Units in the Deferred Stock Account on the record date of the dividend and (b) the per-share dividend amount. The dividend equivalent so computed shall be deemed reinvested in additional shares by crediting to the Deferred Stock Account, effective on the payment date of the cash dividend, a number of Stock Units (with fractions computed to three decimals) obtained by dividing the amount of the dividend equivalent by the Fair Market Value for Shares on the dividend payment date. Dividend equivalents shall be credited and deemed invested under this 7.3.2 until Shares representing all Stock Units credited to the Deferred Stock Account have been issued to the Recipient or his or her estate.

24.3.3              The Deferred Stock Account shall be debited by a number of Stock Units equal to the number of any Shares distributed to the Recipient pursuant to Sections 7.4 and 7.5.

24.3.4              The number of Stock Units credited to a Deferred Stock Account shall be subject to any adjustment required or permitted pursuant to Article 8.

24.4                        Issuance of Deferred Shares. Each Recipient’s Deferral Election shall specify that a number of Shares equal to the number of Stock Units credited to the Recipient’s Deferred Stock Account shall be issued to the Recipient:

(a)                                  In a single distribution as soon as practicable after the end of the calendar year in which the Recipient ceases to be a Director of Cascade; or

(b)                                 In a series of substantially equal annual distributions over a period of not to exceed ten years beginning as soon as practicable after the end of the calendar year in which the Recipient ceases to be a Director of Cascade, until all Shares covered by the Deferred Stock Account have been distributed.

Each election by a Recipient as to the method of issuance of Shares from a Deferred Stock Account shall be irrevocable as to Stock Awards deferred while such election is in effect. A Recipient can amend such election, but only as to Stock Awards granted during Plan Years covered by the amended Deferral Election.

24.5                        Death of Recipient. In the event a Recipient dies prior to issuance of all Shares that have been credited to such Recipient’s Deferred Stock Account, the remaining number of Shares in the deferred Stock Account shall be issued to the estate of the Recipient as soon as practicable following the end of the calendar year in which such death occurs.

24.6                        Fractional Shares. No fractional Shares shall be issued under the Director Plan. In the event that at the time of final distribution from a Recipient’s Deferred Stock Account there is a fractional Stock Unit credited to such account, Cascade shall make a cash payment in lieu of such fractional Stock Unit to the Recipient based on the Fair Market Value of Shares on the business day immediately prior to such distribution date.

24.7                        Rights as Shareholder. Except as otherwise expressly provided in this Agreement, a Recipient shall have no voting or other rights as a shareholder of Cascade on account of Stock Units credited to the Recipient’s Deferred Stock Account until stock certificates representing Shares have been distributed to the Recipient.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

25.1                        Adjustments Upon Changes in Capitalization. In the event of a recapitalization, stock split, stock dividend, combination of exchange of Shares, merger, consolidation, reorganization or liquidation, or any other change in the corporate structure or Shares of Cascade, the Board shall make such proportionate adjustments in the number and kind of Shares for which Awards may be granted under the Director Plan and, with respect to Stock Units credited to Deferred Stock Accounts, in the number and kind of Shares covered thereby, as the Board in its sole discretion may deem appropriate to give effect to such change in capitalization.

DURATION, AMENDMENT AND TERMINATION

26.1                        Duration. The Director Plan shall become effective on the Effective Date and shall continue until terminated by the Board.

26.2                        Termination and Amendment of the Director Plan. The Board may terminate the Director Plan at any time, provided, however, that any such termination shall not affect any Awards previously granted under the Director Plan (including Shares issuable with respect to Stock Units previously credited to Deferred Stock Accounts). The Board may also make such modifications of the Director Plan as it shall deem advisable.

MISCELLANEOUS

27.1                        Board Membership. Nothing in the Director Plan or in any Award granted pursuant to the Director Plan shall confer upon any Recipient any right to continue as a Director of Cascade or to interfere in any way with the right of the shareholders of Cascade to remove a Director at any time.

27.2                        Rights Nontransferable. The rights of a Director under the Director Plan, including the rights of a Recipient with respect to such Recipient’s Deferred Stock Account, may not be transferred, assigned, pledged, or hypothecated by the Director during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process, and any attempt to do so shall be void and of no effect.

27.3                        Tax Reimbursement. Cascade shall have the right, in connection with the grant of any Award on the issuance of Shares from a Deferred Stock Account, to require the Recipient to pay to Cascade an amount sufficient to provide for any withholding tax liability imposed with respect to such exercise.

27.4                        Securities Laws. Cascade shall not be required to distribute any Shares pursuant to the Director Plan until it shall have taken any action required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities laws.

27.5                        Applicable Law. To the extent that federal laws (such as the Code and the federal securities laws) do not otherwise control, the Director Plan shall be governed and construed in all respects in accordance with Washington law.

APPENDIX A
DEFERRAL ELECTION
Under The
CASCADE NATURAL GAS CORPORATION
DIRECTOR STOCK AWARD PLAN

1.                                      Agreement to be Bound by the Director Plan. I have received a copy of the Cascade Natural Gas Corporation Director Stock Award Plan (the “Director Plan”), and I agree to be bound by the terms and conditions of the Director Plan.

2.                                      Deferral Election. I elect to have distribution of all Stock Awards granted to me under the Director Plan during the Plan Years specified below deferred pursuant to Article 7 of the Director Plan.

3.                                      Plan Years Covered. The foregoing election to defer distribution of Stock Awards shall be effective for:

[   ]                               Calendar Year 20    only.

[   ]                               Calendar Year 20    and subsequent calendar years until I amend or terminate this election.

4.                                      Distribution. I elect to have all Stock Units credited to my Deferred Stock Account under the Director Plan during the years covered by the foregoing election distributed to me:

[   ]                               In a single distribution as soon as practicable following the calendar year in which I cease to be a Director of Cascade.

[   ]                               In a series of            * substantially equal annual distributions commencing as soon as practicable following the calendar year in which I cease to be a Director of Cascade.

*                                         Specify a whole number of years from 2 to 10.

Dated                                                     , 20   .

Director

Consent of Spouse

I hereby acknowledge that I am the spouse of the Director above and that I consent and agree to the terms and conditions of the Director Plan and the elections set forth above.

Dated                                                     , 20   .

Spouse

Receipt Acknowledged and Approved

CASCADE NATURAL GAS CORPORATION

By
Date

APPENDIX B
AMENDMENT OR TERMINATION OF DEFERRAL ELECTION
Under The
CASCADE NATURAL GAS CORPORATION
DIRECTOR STOCK AWARD PLAN

[   ]          Termination of Deferral Election

I hereby terminate my Deferral Election under the Cascade Natural Gas Corporation Director Stock Award Plan (the “Director Plan”) for the calendar year beginning January 1, 20   , and for subsequent calendar years unless I made a new Deferral Election. I understand that Stock Units previously deferred under the Director Plan remain subject to the terms of the Director Plan and my Deferral Election.

[   ]          Amendment of Deferral Election

I hereby amend my Deferral Election under the Director Plan in accordance with the new Deferral Election attached hereto. This amended Deferral Election shall be effective for the periods specified thereon.

Dated                                                     , 20   .

Director

Consent of Spouse

I hereby acknowledge that I am the spouse of the Director above and that I consent and agree to the action taken above.

Dated                                                     , 20   .

Spouse

Receipt Acknowledged and Approved

CASCADE NATURAL GAS CORPORATION

By
Date